Exhibit 10.7

BirchBioMed Inc.

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

THIS AMENDED AND RESTATED SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of _______________, 2026, by and between BirchBioMed Inc., a British Columbia corporation (the “Company”), and the undersigned subscriber (the “Subscriber”).

WHEREAS pursuant to a subscription agreement dated as of March 15, 2026 (the “Original Subscription Agreement”), the Subscriber subscribed for and agreed to purchase from the Company 45,000 common shares in the capital of the Company (the “Common Shares”) at a price of US$10.00 per Common Share (such shares, the “Original Shares”), for an aggregate subscription amount of US$450,000 (the “Subscription Amount”), and the Company issued the Original Shares to the Subscriber; and

WHEREAS it was the intention of the parties that the issue price of the Common Shares under the Original Subscription Agreement would be proximate to the Nasdaq reference price established in connection with the Company’s proposed direct listing on the Nasdaq, and the Company incorrectly recorded the issue price as US$10.00 per Common Share instead of US$8.00 per Common Share; and

WHEREAS this Agreement reflects the corrected issue price and the corrected number of Common Shares issuable hereunder, of which the Original Shares have already been issued by the Company to the Subscriber pursuant to the Original Subscription Agreement; and

WHEREAS the Company and the Subscriber executed and delivered the Original Subscription Agreement, and are executing and delivering this Agreement, in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2) and/or Rule 506 of Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1.	Purchase and Sale of the Common Shares. The Subscriber and the Company hereby acknowledge and agree that, pursuant to the Original Subscription Agreement, the Subscriber delivered the Subscription Amount to the Company and the Company issued the Original Shares to the Subscriber. The parties further acknowledge and agree that, as a result of the corrected issue price of US$8.00 per Common Share, the Subscriber is entitled to receive an aggregate of 56,250 Common Shares in respect of the Subscription Amount (collectively, the “Purchased Shares”). Accordingly, the Company shall issue and deliver an additional 11,250 Common Shares to the Subscriber at the Closing (as defined below) for no additional consideration.

2.	Closings. The closing of the issuance and delivery of the additional 11,250 Common Shares to the Subscriber (the “Closing”) under this Agreement will occur provided that (i) the Subscriber has satisfied all conditions set forth herein and (ii) the Company has accepted and executed this Agreement. The date on which the Closing occurs is referred to herein as the “Closing Date”. The additional Common Shares shall be delivered to the Subscriber by the Company promptly following the Closing Date.

3.	Subscriber Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

(a)	Standing of Subscriber. The Subscriber has the legal capacity and power to enter into this Agreement.

(b)	Authorization and Power. The Subscriber has the requisite power and authority to enter into and perform this Agreement and to have advanced the Subscription Amount. The execution, delivery and performance of this Agreement by the Subscriber, and the consummation by the Subscriber of the transactions contemplated hereby, have been duly authorized by all necessary action, and no further consent or authorization of the Subscriber is required. This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with the terms hereof.

(c)	Information on Subscriber. The Subscriber is an “accredited investor,” as such term is defined in Regulation D promulgated by the SEC under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of Canadian companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of, and to make an informed investment decision with respect to, the proposed purchase, which the Subscriber hereby agrees represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Common Shares. The Subscriber acknowledges that an investment in the Common Shares is highly speculative and the Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The foregoing representations were true and correct as of the date of the Original Subscription Agreement and remain true and correct as of the date hereof.

(d)	Purchase of Securities. The Subscriber has purchased the Purchased Shares (including the additional Common Shares to be issued pursuant to this Agreement) for its own account for investment and not with a view toward, or for resale in connection with, the public sale or any distribution thereof in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other person or entity to distribute or regarding the distribution of the Purchased Shares. The Subscriber further covenants that any transfer or resale of the Purchased Shares will be made only in compliance with applicable securities laws and only to purchasers that are resident outside of Canada and acquiring the Purchased Shares as principal for investment only and not with a view to distribution, and that are accredited or otherwise qualified investors under the securities laws of their jurisdiction (including, where applicable, Israeli securities laws), and in each case without giving rise to any requirement for a prospectus, registration or filing in such jurisdiction.

(e)	Compliance with Securities Act. The Subscriber understands and agrees that the Purchased Shares have not been registered under the Securities Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Purchased Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.

(f)	Share Legend. The Purchased Shares shall bear the following or similar legend upon issuance:

THE SHARES WHICH ARE REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

(g)	Communication of Offer. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer, whether in connection with the Original Subscription Agreement or this Agreement.

(h)	No Governmental Endorsement. The Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Purchased Shares, or the suitability of the investment in the Purchased Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Shares.

(i)	Receipt of Information. The Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement and the transactions contemplated hereby. The Subscriber further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

(j)	Risk of Loss. The Subscriber acknowledges that there may be no market for the Purchased Shares and that the Subscriber may not be able to sell or dispose of the Purchased Shares; the Subscriber has liquid assets sufficient to assure that the Subscription Amount will cause no undue financial difficulties and that, after purchasing the Purchased Shares the Subscriber will be able to provide for any foreseeable current needs and possible personal contingencies. The Subscriber is financially able to bear the economic risk of this investment, including the ability to hold the Purchased Shares indefinitely or to afford a complete loss of the Subscriber’s investment in the Purchased Shares.

(k)	Subscriber Entity. If the Subscriber is a partnership, corporation, trust, or other entity, (i) the Subscriber represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Purchased Shares, (ii) the Subscriber has the full power and authority to execute this Agreement and the Original Subscription Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iii) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

4.	Company Representations and Warranties. The Company represents and warrants to, and agrees with, the Subscriber that:

(a)	Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the province of British Columbia. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. As used in this Agreement, the term “Material Adverse Effect” means any material adverse effect on the business, operations, assets, liabilities (actual or contingent), or financial condition of the Company, if any, taken as a whole, or on the transactions contemplated hereby.

(b)	Authority; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity. The Company has full corporate power and authority necessary to enter into and deliver this Agreement, to perform its obligations hereunder and to issue and deliver the Purchased Shares.

(c)	Consents. No consent, approval, authorization or order of any court, governmental agency or body having jurisdiction over the Company or of any other person is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations hereunder, including, without limitation, the issuance of the Purchased Shares.

(d)	No Violation or Conflict. Neither the issuance of the Purchased Shares nor the performance of the Company’s obligations under this Agreement will:

(i)	violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the charter or bylaws of the Company or (B) any decree, judgment, order or determination applicable to the Company of any court, governmental agency or body having jurisdiction over the Company or over the properties or assets of the Company; or

(ii)	result in the creation or imposition of any lien, charge or encumbrance upon the Purchased Shares except in favor of the Subscriber as described herein;

(e)	Purchased Shares. The Original Shares previously issued pursuant to the Original Subscription Agreement are, and the additional Common Shares to be issued pursuant to this Agreement shall upon issuance be:

(i)	free and clear of any security interests, liens, pledges, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)	duly and validly issued, fully paid and non-assessable; and

(iii)	not subject the holders thereof to personal liability by reason of being such holders.

(f)	Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.	Additional Acknowledgments. The Subscriber represents, covenants and acknowledges, as applicable, that:

(a)	the Purchased Shares have not been qualified by a prospectus in Canada and may not be offered or sold in Canada during the course of their distribution or thereafter except pursuant to a Canadian prospectus or prospectus exemption;

(b)	it is resident outside of Canada and is acquiring the Purchased Shares from outside of Canada;

(c)	it has acquired and is acquiring the Purchased Shares with investment intent and not with a view to distribution;

(d)	the Company is not a “reporting issuer” in any jurisdiction of Canada, that the Purchased Shares are subject to statutory resale restrictions under applicable Canadian securities laws (which resale restrictions may apply outside of Canada), and the Subscriber covenants that it will not resell the Purchased Shares except in compliance with such laws;

(e)	no Canadian securities commission or similar regulatory authority in Canada has reviewed or passed on the merits of the Purchased Shares; and

(f)	any transfer or resale of the Purchased Shares will be made only in compliance with applicable securities laws, to purchasers that are resident outside of Canada and are acquiring the Purchased Shares as principal for investment purposes only and not with a view to distribution, and that are accredited or otherwise qualified investors under the securities laws of their respective jurisdiction (including, where applicable, Israeli securities laws), and in each case without giving rise to any requirement for a prospectus, registration or filing in any such jurisdiction.

6.	Broker’s Commission/Finder’s Fee. Each party hereto represents to the other that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the consummation of the transactions contemplated hereby.

7.	Covenants Regarding Indemnification. Each party hereto agrees to indemnify, hold harmless, reimburse and defend the other party and the other party’s officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders, as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the indemnified party or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty by the indemnifying party in this Agreement or in the Original Subscription Agreement (with respect to breaches occurring prior to the date hereof) or (ii) any breach or default in performance by the indemnifying party of any covenant or undertaking to be performed by the indemnifying party hereunder or, with respect to the period prior to the date hereof, thereunder.

8.	Post-Closing Registration Covenants. The Company shall:

(a)	Take all actions to permit the Subscriber to sell all of the Purchased Shares pursuant to Rule 144, including, but not limited to, making and keeping public information available, and filing all required SEC reports and other documents in a timely manner.

(b)	In addition, the Company shall use commercially reasonable efforts to prepare and file with the SEC a registration statement covering the Purchased Shares for an offering to be made on a continuous basis pursuant to Rule 415 (the “Registration Statement”). The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act within one hundred twenty (120) days after the filing thereof. The Company shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date that is the earliest of (i) the two (2) year anniversary of the effective date of the Registration Statement, (ii) all of the Purchased Shares have been sold by the Subscriber and (iii) the Purchased Shares may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect addressed and acceptable to the Company’s transfer agent and the Subscriber.

(c)	If, after the date hereof and prior to the date the Registration Statement under Section 8(b) above becomes effective, the Company proposes to register any Common Shares under the Securities Act for sale to the public for the account of other security holders, the Company will cause the Purchased Shares to be included with the securities to be covered by the registration statement proposed to be filed by the Company.

(d)	This Section 8 shall survive the Closing.

9.	Miscellaneous.

(a)	Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or email or facsimile transmission if such transmission is confirmed, by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses (or to such other addresses which such party shall subsequently designate in writing to the other party):

(i)	if to the Company:

BirchBioMed Inc. 130 Kingscross Drive King City, Ontario Canada L7B 1E6

with a copy to:

Harter Secrest & Emery LLP Attn: Alexander McClean, Esq. 1300 Bausch & Lomb Place Rochester, New York 14604

(ii)	If to Subscriber, to the address set forth next to its name on the signature page hereto.

(b)	Entire Agreement. This Agreement amends, restates and supersedes the Original Subscription Agreement in its entirety. For the avoidance of doubt, the prior delivery of the Subscription Amount and the prior issuance of the Original Shares pursuant to the Original Subscription Agreement shall remain in full force and effect. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. Neither the Company nor the Subscriber has relied on any representations not contained or referred to in this Agreement.

(c)	Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by email transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)	Law Governing this Agreement and Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)	Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(f)	Counsel; Ambiguities. Each party and its counsel have participated, or have had the opportunity to participate, fully in the review of this Agreement. The parties understand and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement.

(g)	Expenses. The Company and the Subscriber will each bear their own legal and other expenses with respect to the transactions contemplated hereby.

(h)	Headings. The headings of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on and as of the date set forth above.

THE COMPANY:

BIRCHBIOMED INC.

By:
Name:	Mark Miller
Title:	Chief Executive Officer

SUBSCRIBER:

The undersigned signatories hereby certify that he/she has read and understands this Agreement, and that the representations made by the undersigned herein are true and accurate.

Contact Information

Name of Subscriber:
Address:
Phone Number:
Email:
Taxpayer ID:
Subscription Amount:
Aggregate Purchased Shares:

By:
Name:
Title:

[Signature Page to Amended and Restated Subscription Agreement]